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                                                                     Exhibit 3.1

                                    Delaware         PAGE 1
                            ------------------------
                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RAINBOW MEDIA ENTERPRISES, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2004, AT 12 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


3797397  8100                      /s/ Harriet Smith Windsor
                 [STATE SEAL]      -----------------------------------------
040315506                          Harriet Smith Windsor, Secretary of State

                                   AUTHENTICATION: 3084007
                                             DATE: 04-30-04
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      STATE OF DELAWARE
      SECRETARY OF STATE
  DIVISION OF CORPORATIONS
DELIVERED 12:29 PM 04/30/2004
  FILED 12:00 PM 04/30/2004
 SRV 040315506 - 3797397 FILE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RAINBOW MEDIA ENTERPRISES, INC.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

          1. Name. The name of the corporation is Rainbow Media Enterprises, Inc., (hereinafter called the "Corporation").

          2. Address: Registered Agent. The address of the corporation's registered office is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is Corporation Service Company.

          3. Purposes. The name of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. Number of Shares. The total number of shares of stock, which the Corporation shall have the authority to issue is: 1,000 shares of Common Stock, par value of $.01 each.

          5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Victoria D. Salhus, c/o Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, NY 11714.

          6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

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      7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      8. Indemnification.

         8.1 The Corporation shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly


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indemnified in respect of service to the Corporation to the extent the Board of Directors at any time denominates such persons entitled to the benefits of this Section 8.

         8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director of officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director of officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

         8.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         8.4 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.


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     8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws of the Corporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.

     8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each of such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     8.7 The right to indemnification and reimbursement or advancement of expenses provided by, or granted to pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a

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determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that such a person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     8.8 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement of advancement of expenses is sought.

     9. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation.


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          IN WITNESS WHEREOF, this Certificate has been signed on this
April 29, 2004.





                                          /s/ Victoria D. Salhus
                                          --------------------------------
                                          Victoria D. Salhus, Incorporator






















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